UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 22, 2017 (May 18, 2017)

PGT Innovations, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                      Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the 2017 Annual Meeting of Stockholders of PGT Innovations, Inc. (the “Company”) held on Thursday, May 18, 2017, as well as the number of votes cast for, against or withheld as to each matter and the number of abstentions and broker non-votes with respect to each matter. Of the 49,862,684 shares of Company common stock entitled to vote as of the April 18, 2017 record date, 48,064,009 were represented by proxy or in person, constituting a quorum.

Each of the three directors recommended by the Board of Directors of the Company for re-election was elected to serve until the 2020 Annual Meeting of Stockholders of the Company and until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Brett N. Milgrim	42,113,227	1,939,219	4,011,563
Richard D. Feintuch	37,745,083	6,307,363	4,011,563
Jeffrey T. Jackson	40,749,439	3,303,007	4,011,563

The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The tabulation of votes on this matter was as follows: 48,043,151 votes for; 5,213 votes against; and 15,645 abstentions. There were 0 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

	By:	/s/ Brad West
Name: Brad West
Title: Senior Vice President and Chief Financial Officer
Dated: May 22, 2017